UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on the definitive proxy statement on Schedule 14A for the 2020 Annual Meeting of Stockholders held on August 25, 2020 and the Current Report on Form 8-K, filed with the SEC on April 20, 2020, in connection with efforts to preserve the liquidity of Apollo Endosurgery, Inc., or the Company, the Board of Directors of the Company temporarily reduced the retainer fees for non-employee directors by 50% and the Compensation Committee of the Board of Directors of the Company approved management’s plan to temporarily reduce the base salaries of employees and executive officers. On August 25, 2020, the Board of Directors approved (i) the restoration of non-employee director quarterly cash retainers to be equal to 75% of pre-reduction levels for the third quarter of 2020 and 100% of pre-reduction levels for the fourth quarter of 2020 and beyond, and (ii) a plan for the restoration of the base salaries of employees and executive officers.
The base salary restoration plan for executive officers includes (i) the restoration of 42% of each executive officer’s annualized salary reduction, effective September 1, 2020, (ii) the restoration of each executive officer’s base salary to 100% of pre-reduction levels, effective November 1, 2020, and (iii) a payment on November 1, 2020 equal to the remaining 58% of each executive officer’s annualized salary reduction for the period from September 1, 2020 through October 31, 2020. Items (ii) and (iii) above remain contingent on the Board of Director’s further review and determination, made solely in the judgement of the Board of Directors, that the Company’s business has not been further materially disrupted by the COVID-19 pandemic during the period from September 1, 2020 through October 31, 2020. Restored pre-reduction salaries are based on each executive officer’s 2019 base salary levels.
The following table sets forth the restoration plan and amounts for the Company’s three named executive officers.

Name and Principal Position	Annualized Base Salary Effective September 1, 2020	Annualized Base Salary Effective November 1, 2020	Total Potential Discretionary November 1, 2020 Payment
Todd Newton
Chief Executive Officer	$236,231	$424,360	$31,355
Stefanie Cavanaugh
Chief Financial Officer	182,605	296,677	19,012
Bret Schwartzhoff
Vice President, North America Sales and Global Marketing	$183,454	$298,700	$19,208
Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 25, 2020, the Company held its 2020 Annual Meeting. As of June 29, 2020, the record date for the 2020 Annual Meeting, there were a total of 21,196,387 shares of common stock outstanding and entitled to vote. At the 2020 Annual Meeting, 15,549,016 shares of the Company's common stock, or approximately 73.4% of the voting power of shares outstanding as of the record date, were represented in person or by proxy, constituting a quorum. The following proposals were adopted at the 2020 Annual Meeting by the margin indicated. Proxies for the 2020 Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.
(a) Proposal 1. To elect the three Class III nominees to the Board of Directors of the Company to hold office until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Todd Newton	8,116,786	3,622	7,188,861
Rick Anderson	7,948,380	4,509	7,188,861
John Barr	7,939,666	5,381	7,188,861
(b) Proposal 2. The selection of Moss Adams LLP to act as our independent registered public accounting firm for the year ending December 31, 2020 was ratified based upon the following votes:

Votes for	15,439,289
Votes Against	51,579
Abstentions	58,148

(c) Proposal 3. The compensation of the Company’s named executive officers, on a non-binding, advisory basis, was approved based upon the following votes:

Votes for	8,221,411
Votes Against	129,685
Abstentions	9,059
Broker Non-Votes	7,188,861

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	August 28, 2020
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer